Exhibit 99.1

FOR IMMEDIATE RELEASE

Headline: Global Medical REIT Inc. Announces Pricing of Its Upsized Initial Public Offering

BETHESDA, MD, JUNE 28, 2016 /PRNewswire/ -- Global Medical REIT Inc., a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to leading clinical operators with dominant market share (the "Company"), announced today the pricing of its upsized initial public offering of 13,043,479 shares of its common stock at a public offering price of $10.00 per share for total gross proceeds of $130.4 million. The Company’s common stock is expected to begin trading tomorrow, June 29, 2016, on the New York Stock Exchange under the symbol "GMRE."

The offering is expected to close on July 1, 2016, subject to the satisfaction of customary closing conditions. The Company has granted the underwriters a 30-day option to purchase up to an additional 1,956,521 shares of common stock at the initial public offering price to cover over-allotments, if any.

The Company intends to use the net proceeds from the offering to acquire healthcare facilities, repay certain outstanding indebtedness and for general corporate and working capital purposes.

Wunderlich and Oppenheimer & Co. are acting as book-running managers for the offering, and BB&T Capital Markets, Compass Point and D.A. Davidson & Co. are acting as co-lead managers.

The offering of these securities is being made only by means of a prospectus. Copies of the prospectus can be obtained by contacting: Wunderlich Securities, Inc., Attention: Equity Syndicate, 6000 Poplar Avenue, Suite 150, Memphis, TN 38119, or by email at syndicate@wundernet.com, or Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004 or email at EquityProspectus@opco.com.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission. The registration statement is available on the SEC’s web site at http://www.sec.gov under the registrant’s name, “Global Medical REIT Inc.” This news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This release includes forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than historical facts included or incorporated herein that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as the completion, size, proceeds and the use of proceeds of the proposed offering, are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although we believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

We caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. Information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

CONTACT:

Danica C. Holley

4800 Montgomery Lane, Suite 450

Bethesda, MD 20814

202-524-6854

inquiry@globalmedicalreit.com